Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of CHF Solutions, Inc. and subsidiaries filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated February 21, 2019, relating to the consolidated financial statements of CHF Solutions, Inc. and subsidiaries  (the “Company”), (which report expresses an unqualified opinion on the consolidated financial statements for the year ended December 31, 2018 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), appearing in the Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the prospectus, which is a part of Amendment No. 4 to the Registration Statement on Form S‑1/A of CHF Solutions, Inc. (File No. 333-235385) incorporated by reference into this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
January 24, 2020